                                                                    EXHIBIT 99.2

                      Statement of Chief Financial Officer

I, Karl Brenkert III, Chief Financial Officer of Kendle International Inc. (the "Company"), do hereby certify in accordance with 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, that:

1) The Quarterly Report on Form 10-Q for the period ended March 31, 2003 (the "Periodic Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

2) The information contained in the Periodic Report fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Dated: May 15, 2003


/s/ Karl Brenkert III
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Karl Brenkert III
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Kendle International Inc. and will be retained by Kendle International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.